Exhibit 99.2

Q3 2013 Investor Update
November 12, 2013

Intersections Corporate Overview
Statements in this presentation relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements.” These forward-looking statements involve known and unknown risks and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by these statements. Factors and uncertainties that may cause actual results to differ include, but are not limited to, the risks disclosed in the company’s filings with the U.S. Securities and Exchange Commission. The company undertakes no obligation to revise or update any forward-looking statements.

Please see the company’s release and website at www.intersections.com for additional details on quarterly results.

Fast Facts

Quarterly Comparison
$100
$80
$60
$40
$20
$0
Q1 Revenue
Q2 Revenue
Q3 Revenue
Q1 Adjusted EBITDA
Q2 Adjusted EBITDA
Q3 Adjusted EBITDA
2012
2013

INTERSECTIONS INC.

About Intersections Inc.
Intersections Inc. (Nasdaq: INTX) is a leading provider of consumer identity risk management services to more than 3 million consumers. Those services are offered through North America's leading financial institutions and directly to consumers under Intersections’ award-winning Identity Guard® brand. Since
1996, Intersections has protected the identities of more than 36 million consumers.
Founded:	1996
NASDAQ Symbol:	INTX
Headquarters:	Chantilly, VA
Employees:	~ 750
Consumers Protected To Date:	More than 36 million

Please see the company’s release and website at www.intersections.com for additional details on quarterly results.
Consumer totals include both subscribers and non-subscriber customers noted in our 10-Q and 10-K filings with the SEC.
Revenue and Adjusted EBITDA
*Consolidated Adjusted EBITDA from continuing operations before share related compensation and non cash asset impairment charges. Excludes non-cash share based compensation and cash dividend equivalent payments. Our former subsidiary Net Enforcers Inc. ceased all business activities in 2Q 2013 and is reflected as a discontinued operation in these results.

Q3 2013 Consolidated Operating Results
► Revenue for the 3rd quarter of 2013 was $75.9 million, a decrease of 12 percent compared to
 $86.2 million for the 3rd quarter of 2012.
► Adjusted EBITDA before share related compensation and non-cash impairment charges for the 3rd
 Quarter of 2013 was $5.3 million, a decrease of 64 percent compared to $14.9 million for the 3rd
 Quarter of 2012.
► Net loss for the 3rd quarter of 2013 was $1.5 million, or $(0.08) per diluted share, compared to consolidated net income of $5.7 million, or $0.30 per diluted share, for the 3rd quarter of 2013.
► Net income for the third quarter of 2013 was negatively impacted by an aggregate of approximately $3.2 million in pre-tax expenses for severance, a non-cash impairment charge in our long term investment in White Sky, and one-time technology license expenses for our new monitoring business line.
► We ceased all business activities in our subsidiary Net Enforcers Inc. in 2Q 2013, which was included in our Online Brand Protection Segment. We have recast our financial statements to reflect Net Enforcers as a discontinued operation under U.S. GAAP.
► Intersections generated $5.2 million in cash flow from operations in Q3 2013 and $17.4 million for the first nine months of 2013.
 o We ended Q3 2013 with a cash balance of $20.5 million and no borrowings under our credit facility of $30 million.

Please see the company’s release and website at www.intersections.com for additional details on quarterly results.
*Consolidated adjusted EBITDA before share related compensation and non-cash asset impairment charges. Excludes non-cash share based compensation and cash dividend equivalent payments.
*In the prior quarter, we ceased all business activities in our subsidiary Net Enforcers, which was included in our Online Brand Protection Segment. We determined that Net
Enforcers met the requirements for classification as a discontinued operation under U.S. GAAP and we have recast our condensed consolidated statements of operations for the periods presented. Loss from discontinued operations, net of tax, was $9 thousand and $184 thousand, respectively, for the nine months ended September 30, 2013 and 2012.

2013 Investor Relations Updates
► Our Board declared an ordinary quarterly cash dividend* of $0.20 per share of common stock payable on December 9, 2013 to shareholders of record as of
 November 22, 2013.
 o Based on the closing price on November 11, 2013 of $8.52 per share, our quarterly cash dividend represents an effective annual dividend yield of 9.4%.
► Dividends are considered quarterly and may be paid only when approved by the Board of Directors. Future dividends, if any, will depend on among other things, our results of operations, capital requirements and such other factors as our Board of Directors may consider relevant.
* Please see the company’s release and website at www.intersections.com for additional details on quarterly results.

Updating Guidance for 2013

► FY 2013 Guidance Update:
 o Revenue will be on the high-end of our prior guidance of between $300 million to $315 million.
 o We expect adjusted EBITDA to be slightly lower than our prior guidance for 2013 of between $29.3 and $35.2 million. *
► Primary factors impacting updated adjusted EBITDA guidance are:
 o Increased investment in consumer direct marketing
 o A one-time expense for an advantageous technology licensing opportunity for our new monitoring business line we are developing
 o Higher losses in our Market Intelligence and Bail Bonds Industry Solutions segments
► Our guidance is subject to substantial uncertainty, including:
 o Changes in the financial institution business and regulatory environment
 o Adjustments in incremental investments in our Identity Guard® business and other diversified businesses
 o Risks identified in our securities filings
* Consolidated adjusted EBITDA before share related compensation and non-cash asset impairment charges. Excludes non-
 cash share based compensation and cash dividend equivalent payments.
Please see the company’s release and website at www.intersections.com for additional details on quarterly results.

Corporate Headquarters
Intersections Inc.
3901 Stonecroft Boulevard
Chantilly, VA 20151
Toll-free: 800.695.7536
www.intersections.com
NASDAQ : INTX
Investor Relations
Eric S. Miller
Senior Vice President
Corporate Finance and Investor Relations
IR@intersections.com
Tel: 703.488.6100